SUB-ITEM 77Q1(d)
SELIGMAN FRONTIER FUND, INC.


ARTICLES SUPPLEMENTARY
dated November 19, 2001

Incorporated by reference to post-effective amendment no. 31 to registrant's registration statement on Form N-1A filed on November 30, 2001 pursuant to Rule 485(b) under the Securities Act of 1933, as amended.

AMENDED AND RESTATED ARTICLES OF INCORPORATION

Incorporated by reference to post-effective amendment no. 21 to registrant's registration statement on Form N-1A filed on January 28, 1997 pursuant to Rule 485(b) under the Securities Act of 1933, as amended.

PLAN OF MULTIPLE CLASSES OF SHARES (FIVE CLASSES) PURSUANT TO RULE 18F-3 UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED

Incorporated by reference to post-effective amendment no. 31 to registrant's registration statement on Form N-1A filed on November 29, 2001 pursuant to Rule 485(b) under the Securities Act of 1933, as amended.